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                                                                    EXHIBIT 23.3





The Board of Directors
National Auto Finance Company, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-23649) on Form S-8 of National Auto Finance Company, Inc. (formerly National Auto Finance Company, L.P. and subsidiaires) of our report dated April 15, 1998, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999, annual report on Form 10-K of National Auto Finance Company, Inc.



KPMG



April 14, 2000